UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 16, 2007

Administaff, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 358-8986

Item 8.01. Other Events.

On March 16, 2007, Administaff, Inc. (“Administaff”) adopted a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 to facilitate the ongoing repurchase of its common stock under Administaff’s previously announced stock repurchase program.

On February 9, 2007, Administaff’s board of directors authorized the repurchase of up to one million additional shares of Administaff’s outstanding common stock, bringing the total authorization to 9.5 million shares. As of February 9, 2007, Administaff had repurchased 8.0 million shares, leaving 1.5 million shares available for repurchase.

A 10b5-1 plan permits a company to repurchase its common stock during times when it would not otherwise be in the market due to self-imposed trading blackout periods or possible possession of nonpublic information. A broker will have the authority to repurchase Administaff shares in accordance with the specific prearranged terms of the plan, without further direction from Administaff, during Administaff’s trading blackout periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADMINISTAFF, INC.

By:	/s/ John H. Spurgin, II
John H. Spurgin, II
Senior Vice President, Legal,
General Counsel and Secretary

Date: March 16, 2007